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                                                             EXHIBITS 8 and 23.1




October 11, 2002

Household Auto Receivables Corporation
2700 Sanders Road
Prospect Heights, Illinois 60070

            Re:  REGISTRATION STATEMENT

Dear Ladies and Gentlemen:

                  We have acted as tax counsel to Household Auto Receivables Corporation, a Nevada corporation (the "Company"), in connection with the Prospectus filed by the Company.

                  The term "Prospectus" means the prospectus included in the Registration Statement. The term "Registration Statement" means (i) the Registration Statement on Form S-3 including the exhibits thereto and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed securities registered thereby (the "Securities").

                  We have examined the question of whether the Securities will have the tax treatment described in the Prospectus. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

                  Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

                  (1) The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

                  (2) We hereby adopt and confirm the information appearing under the caption "Material Federal Income Tax Considerations" in the Prospectus and confirm that it represents our opinion with respect to the matters discussed.

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                  This opinion is furnished by us as counsel to the Registrant.
We hereby consent to the filing of this opinion as an exhibit to the Registration statement and to the reference to Dewey Ballantine LLP in the Registration Statement and the related prospectus under the heading "Legal Matters."

                                Very truly yours,

                                /s/ DEWEY BALLANTINE LLP


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